Exhibit 10.1

SECOND AMENDED AND RESTATED
LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is dated as of December 10, 2001, and amended and restated as of October 25, 2006 (the “Restatement Date”), by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (“Borrower”), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation, d/b/a NovaQuest (“Lender”).

WHEREAS, Borrower and Lender entered into the Loan Agreement dated as of December 10, 2001 (the “Original Date”), as amended by the Amended and Restated Loan Agreement (the “Amended and Restated Loan Agreement”) dated as of November 3, 2004;

WHEREAS, Lender has advanced to Borrower an aggregate principal amount of Eight Million, Five Hundred Thousand Dollars ($8,500,000) under the terms of the Amended and Restated Loan Agreement, all of which, together with accrued interest in the amount of $222,652.78 as of September 30, 2006, remains outstanding and payable to Lender as of the Restatement Date (such principal and interest, the “Loan”);

WHEREAS, Borrower and Lender wish to amend and restate the Amended and Restated Loan Agreement in its entirety as set forth in this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby amend and restate the Amended and Restated Loan Agreement in its entirety and hereby agree as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions. Capitalized terms used but not defined in the text of this Agreement shall have the meanings ascribed to them on Exhibit A attached hereto and incorporated herein by reference.

ARTICLE II
AMOUNT AND TERMS OF LOAN

2.01 Term Loan.

(a) Subject to and upon the terms and conditions set forth herein, Lender agrees to continue to make the Loan available to Borrower as of the Restatement Date. Borrower acknowledges that the Loan satisfies Lender’s obligation to make available loans or advances, and Lender has no obligation under the terms of this Agreement to make any additional future loans or advances to Borrower.

2.02   [Intentionally Omitted.]

2.03 Note. Borrower’s obligation to pay the principal of, and interest on, the Loan made by Lender shall be evidenced by a single promissory note (the “Note”) duly executed and delivered by Borrower in the form of Exhibit B attached hereto dated as of the Original Date and amended and restated as of the Restatement Date. Any prepayments made by Borrower to Lender shall be recorded by Lender and shall be endorsed on the grid attached to the Note.

2.04  Repayment; Interest; Prepayments.

(a) Borrower shall pay the aggregate outstanding principal amount of the Loan and all accrued interest on or before April 30, 2010 (the “Maturity Date”), unless any such amount becomes due and payable sooner pursuant to the provisions of this Agreement. Borrower may prepay all or a portion of the Loan at any time and from time to time without penalty, on the following terms and conditions: (i) Borrower shall give Lender at least three (3) Business Days’ prior notice of its intent to prepay and of the amount of the prepayment and (ii) each prepayment shall not be less than $250,000. Any prepayments shall be credited first to accrued and unpaid interest and then to principal.

(b) Interest on the Loan shall accrue beginning October 1, 2006, and be payable at a rate per annum (the “Base Rate”) equal to the Prime Rate in effect from time to time, or, if less, the maximum rate permitted by law. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. All interest shall compound annually and be payable on the Maturity Date.

(c) The outstanding principal amount of the Loan and any accrued interest thereon that are not paid when due shall accrue interest on a daily basis at the lesser of (i) three percent (3.00%) in excess of the Base Rate, or (ii) the maximum rate permitted by law, such accrual beginning on the date payment is due and continuing until the date payment is made in full. All such interest shall compound as set forth in Section 2.04(b).

(d) All payments of principal and interest described above shall be made to Lender in lawful money of the United States of America in immediately available funds.

ARTICLE III
CONDITIONS PRECEDENT

3.01 Conditions Precedent to this Agreement. The obligation of Lender to execute and deliver this Agreement to Borrower is subject to the conditions precedent that Lender shall have received from Borrower each of the following documents on the Restatement Date:

(a) The Note duly executed by Borrower;

(b) A Security Agreement in a form acceptable to the parties (the “Security Agreement”), the related financing statement and one or more appropriate instruments to be recorded with the United States Patent and Trademark Office, each in a form acceptable to the parties, in each case duly executed by Borrower;

(c) A Warrant Agreement in a form acceptable to the parties and dated as of the Restatement Date (the “Warrant”), duly executed by Borrower;

(d) Copies of resolutions of the Board of Directors of Borrower approving this Agreement, the Note, the Security Agreement, the Warrant and any other documents required or necessary to consummate the transactions contemplated in this Agreement (the Agreement, the Note, and the Security Agreement (including any amendment, modification, extension, refinancing, or restructuring thereof) shall be referred to, collectively, as the “Loan Documents”; the Loan Documents and the Warrant shall be referred to, collectively, as the “Transaction Documents”), certified by an appropriate officer of Borrower;

(e) A certificate of the appropriate officers of Borrower certifying (i) that the representations and warranties contained in Article IV are true and correct in all material respects, (ii) that Borrower has performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with on or prior to the date of this Agreement, and (iii) that no event has occurred and is continuing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

(f) A certificate of good standing (or comparable document) regarding Borrower from the State of Delaware; and

(g) A subordination agreement in a form acceptable to Lender and executed by Borrower and General Electric Capital Corporation.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BORROWER

For purposes of this Agreement and the Security Agreement, with respect to Borrower, all references to “knowledge”, “knowingly” and similar words should be construed to refer to the knowledge of the executive officers of Borrower (including the Chief Executive Officer, Chief Financial Officer, General Counsel, and Executive Vice Presidents or any comparable officer), after reasonable investigation and inquiry. Borrower represents, warrants and covenants to Lender, as of the Restatement Date, as follows:

4.01 Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Borrower is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify will not violate any provision of the organizational documents of Borrower, and would not have a material adverse effect on the financial condition, properties, business or results of operations of Borrower (a “Material Adverse Effect”). Except for Acute Therapeutics, Inc., a wholly owned subsidiary of Borrower that is presently inactive and has no material assets (“ATI”), Borrower does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. Except as set forth in the SEC Reports, Borrower is not a participant in any joint venture, partnership, or similar arrangement. Borrower has all requisite corporate power and authority to carry on its business as now conducted.

4.02 Issuance, Sale and Delivery of the Securities. The Warrant is, and the Warrant Shares, when issued and paid for pursuant to the terms of the Warrant, will be, duly and validly authorized, duly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (other than restrictions arising under federal or state securities or “blue sky” laws). The issuance of the Warrant is not, and the issuance of the Warrant Shares by Borrower (hereinafter such securities are sometimes collectively referred to as the “Securities”) will not be, subject to any preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of Borrower will be required for the issuance and sale of the Securities to be sold by Borrower as contemplated herein.

4.03 Due Execution, Delivery and Performance of the Agreements. Borrower has full legal right, corporate power and authority to enter into the Transaction Documents and to perform the transactions contemplated under the Transaction Documents. The Transaction Documents have been duly authorized, executed and delivered by Borrower. Except as set forth herein, the making and performance of the Transaction Documents by Borrower and the consummation of the transactions contemplated therein will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of Borrower pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected and in each case which would have a Material Adverse Effect or violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body, applicable to Borrower or any of its properties. Except for any required notifications or qualifications under the federal and state securities or “blue sky” laws and regulations with respect to the issuance of the Warrant, the Warrant Shares and the Note, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, or any other party, is required for the execution and delivery of the Transaction Documents or the consummation in the U.S. of the transactions contemplated thereby. The Transaction Documents constitute valid and binding obligations of Borrower, enforceable in the U.S. in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

4.04 Financial Statements and Reports. Unless available on the Internet free of charge, Borrower has made available to Lender true and complete copies of the SEC Reports. As of their respective filing dates, the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. The SEC Reports, when read as a whole, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Borrower included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of Borrower as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements. Since January 1, 2006, Borrower has filed with the SEC on a timely basis, or received a valid extension of such time of filing, all forms, reports and documents required to be filed by it under the Exchange Act.

4.05 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect, Borrower is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default or default on the part of Borrower as defined in such documents, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

4.06 Contracts.

(a) The contracts and agreements of Borrower described in the SEC Reports and in Schedule 3(e)(ii) and Schedule 3(e)(iii) of the Security Agreement, including without limitation Borrower’s licenses and options for licenses, are in full force and effect as of the Restatement Date and Borrower is not, nor to Borrower’s knowledge is any other party, in breach of or default under any of such contracts or agreements which would have a Material Adverse Effect, except such contracts or agreements as may have expired in accordance with their terms. All such contracts and agreements constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

(b) Without limiting the generality of Section 4.06(a), Borrower makes the following representations and warranties in this Section 4.06(b) regarding (i) the Sublicense Agreement dated October 28, 1996 (as in effect on the Restatement Date, the “Sublicense”) among Johnson & Johnson and Ortho Pharmaceutical Corporation, as licensors (collectively, “Licensor”), and ATI, as licensee, and (ii) the Research Funding and Option Agreement dated March 1, 2000 (the “Research Agreement”) between the Scripps Research Institute and Borrower:

(1) Borrower is the successor to ATI under the Sublicense.

(2) The Sublicense is in full force and effect, and Borrower is not, nor to Borrower’s knowledge is the Licensor, in breach or default under the Sublicense in any material respect or in any manner that would permit a party to terminate the Sublicense. To Borrower’s knowledge, no event or condition exists or has occurred which would permit a party to terminate the Sublicense. The Sublicense is a valid and binding agreement, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. Borrower has not received any notice or other communication from the Licensor under the Sublicense regarding any actual, alleged or potential violation, breach, default or termination of the Sublicense or any material change in the rights of Borrower under the Sublicense.

(3) To Borrower’s knowledge, (x) the representations and warranties of the Licensor under Section 12 of the Sublicense are true and correct and (y) the Scripps Agreement (as defined in the Sublicense) is in full force and effect.

(4) Borrower has achieved all milestones required to be achieved under the Sublicense by the dates required thereunder (including without limitation under Section 6.2 of the Sublicense), taking into account any valid and binding extensions obtained by Borrower.

(5) The Research Agreement is not a material contract of Borrower with respect to its financial condition, results of operations, prospects, or products. Borrower has not exercised any option under the Research Agreement.

4.07 No Actions. Except as set forth on Schedule 4.07, there are no legal or governmental actions, suits, proceedings, arbitrations or investigations pending or, to Borrower’s knowledge, threatened, to which Borrower is or may be a party or of which property owned, leased or licensed by Borrower is or may be the subject, or related to environmental or discrimination matters, which actions, suits, proceedings or investigations, individually or in the aggregate, might prevent or might reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or result in a material adverse change in the financial condition, properties, business, or results of operations of Borrower (a “Material Adverse Change”); and no labor disturbance by the employees of Borrower exists or is imminent, to Borrower’s knowledge, which might reasonably be expected to have a Material Adverse Effect. Borrower is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

4.08 Properties. Borrower has good and marketable title to all the properties and assets reflected as owned by it in the SEC Reports, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except Permitted Liens. Borrower holds its leased properties under valid and binding leases. Borrower owns, leases or licenses all such properties necessary for the conduct of its business (as described in the SEC Reports).

4.09 No Material Change. Except as disclosed in the SEC Reports, since June 30, 2006: (i) Borrower has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of Borrower; (ii) Borrower has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) Borrower has not paid or declared any dividends or other distributions with respect to its capital stock and Borrower is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) except as disclosed in the SEC Reports and on Schedule 4.09, there has not been any change in the capital stock of Borrower, other than options issued pursuant to employee equity incentive plans or purchase plans approved by Borrower’s Board of Directors (including the issuance of capital stock under Borrower’s 401(k) Plan), or indebtedness material to Borrower; and (v) except for the operating losses and negative cash flow Borrower has continued to incur, there has not been any Material Adverse Change.

4.10 Intellectual Property.

(a)  Borrower owns or has obtained valid rights to use the Intellectual Property necessary for the conduct of Borrower’s business (as described in the SEC Reports).

(b)  To Borrower’s knowledge: (i) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, Borrower for the product indications described in the SEC Reports that would preclude Borrower from conducting its business (as described in the SEC Reports), except for the ownership rights of the owners of the Intellectual Property licensed or optioned by Borrower; (ii) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by Borrower; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of Borrower in or to any Intellectual Property owned, licensed or optioned by Borrower; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by Borrower; (v) there is no pending or threatened action, suit, proceeding or claim by others that Borrower infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others; and (vi) Borrower is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and Borrower has not entered into or is a party to any contract which restricts or impairs the use of any such Intellectual Property in a manner which would have a Material Adverse Effect.

4.11 Compliance. Borrower has been and is in compliance with, in all material respects, all applicable laws, rules, regulations and orders, in respect of the conduct of its business and the ownership of its properties, including without limitation with respect to the FFDCA, environmental issues, and taxes and other governmental charges.

4.12 Taxes. Borrower has filed all federal, state, local and foreign income and other tax returns required to be filed by it and has paid or accrued all taxes shown as due thereon, and, except as set forth on Schedule 4.12, Borrower has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

4.13 Insurance. Borrower maintains insurance with sound and reputable insurance companies of the types and in the amounts that Borrower reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by Borrower against all risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

4.14 No Undisclosed Liabilities.

(a)  Neither Borrower nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of Borrower or any subsidiary (including the notes thereto) in accordance with GAAP and are not disclosed in the SEC Reports other than those incurred in the ordinary course of Borrower’s or its subsidiaries’ respective businesses since June 30, 2006, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(b) Set forth on Schedule 6.03(e) attached hereto is a true and complete list and description of all Debt of Borrower and its subsidiaries outstanding on the Restatement Date.

(c) Set forth on Schedule 6.04(i) attached hereto is a true and complete list and description of all Liens of Borrower and its subsidiaries outstanding on the Restatement Date, other than Liens existing under Sections 6.04(a), 6.04(b), 6.04(c), 6.04(g) or 6.04(h).

4.15 No Undisclosed Events or Circumstances. To Borrower’s knowledge, no event or circumstance has occurred or exists with respect to Borrower or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Borrower but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

4.16 Disclosure. To Borrower’s knowledge, as of the Restatement Date, the Transaction Documents contain no untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

4.17 Material Non-Public Information. Except for this Agreement and the transactions contemplated hereby, neither Borrower nor its agents have disclosed to Lender any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by Borrower prior to the Restatement Date but which has not been so disclosed.

4.18  Fixed Assets. Set forth on Schedule 4.18 attached hereto is a true and complete list and description, including the book value, of all material fixed assets of Borrower.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF LENDER

Lender represents and warrants to Borrower, as of the Restatement Date as follows:

5.01 Corporate Status. Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Lender has all requisite corporate power and authority to carry on its business as now conducted.

5.02 Due Execution, Delivery and Performance of Agreement. Lender and its Affiliates have full legal right, corporate power and authority to enter into the Transaction Documents and to perform the transactions contemplated thereunder. This Agreement has been duly authorized, executed and delivered by Lender. This Agreement constitutes the valid and binding obligation of Lender enforceable in accordance with its terms.

5.03 Investment. Lender is acquiring the Note, the Warrant and the Warrant Shares for Lender’s own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Lender acknowledges having access to the SEC Reports. Lender has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Borrower concerning the business affairs and financial condition of Borrower and (ii) the opportunity to request such additional documents and information which Borrower possesses or can acquire without unreasonable effort or expense and has had access to and has acquired sufficient information about Borrower to reach an informed and knowledgeable decision to acquire the Securities to be purchased hereunder. Lender, either by reason of its own business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by Borrower or any Affiliate, finder or selling agent of Borrower, directly or indirectly), has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing such securities, to make an informed decision about purchasing the Securities and is able to bear the risks of an investment in the Securities. Lender is able to bear the economic risk of holding the Securities for an indefinite period of time and can afford a complete loss of its investment. Lender is not a “broker” or a “dealer” as defined in the Exchange Act and is not an “affiliate” of Borrower as defined in Rule 405 promulgated under the Securities Act.

5.04 Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

5.05 Note, the Warrant and the Warrant Shares Not Registered. Lender understands that the Note, the Warrant and the Warrant Shares are not registered under the Securities Act or registered or qualified under any state securities or “blue sky” laws in reliance on specific exemptions therefrom. Lender acknowledges and agrees that it shall not directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Note, the Warrant and the Warrant Shares, except in compliance with the Securities Act and state securities or “blue sky” laws and the rules and regulations promulgated thereunder and with this Agreement and the Warrant. Lender understands that unless and until the Warrant and the Warrant Shares have been registered for resale by Borrower or Lender in compliance with applicable securities laws, the certificates evidencing the Warrant and the Warrant Shares will be imprinted with a legend (in accordance with Section 5.06) that prohibits the transfer of the Warrant and the Warrant Shares unless (a) such transaction is registered or such registration is not required or (b) if the transfer is pursuant to an exemption from registration, upon the reasonable request of Borrower, an opinion of counsel reasonably satisfactory to Borrower is obtained to the effect that the transaction is not required to be registered or is so exempt. Notwithstanding anything in this Agreement to the contrary, Lender may pledge the Note, the Warrant, and the Warrant Shares in connection with bona fide loan transactions in which Lender or its Affiliate is the borrower, provided that no such pledge shall occur knowingly, after reasonable investigation and inquiry, to any person or entity which actively sells, distributes, markets, develops, or produces a pharmaceutical product or device which directly competes with the Product.

5.06 Legend. To the extent applicable, each certificate evidencing the Warrant and the Warrant Shares, shall be endorsed with the legend substantially in the form set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT OR UNDER SUCH LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.”

ARTICLE VI
COVENANTS OF BORROWER

So long as any or all of the Loan or other obligations of Borrower under the Loan Documents shall remain unpaid, Borrower shall comply with the following covenants:

6.01 Compliance with Laws. Borrower shall comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, in respect of the conduct of its business and the ownership of its properties, including without limitation with respect to the FFDCA, environmental issues, and taxes and other governmental changes, where the failure to so comply would have a Material Adverse Effect.

6.02 Transfers of Assets. Borrower shall not, and shall not permit any of its subsidiaries to, sell, convey, transfer, lease, license, assign or otherwise dispose of (whether in one transaction or in a series of transactions) (a) all or substantially all of its assets or properties (whether now owned or hereafter acquired) to any entity or person, (b) without Lender’s written consent (which consent shall not be unreasonably withheld), any material assets, properties or rights relating to the Product, or (c) any of its assets or properties except in the ordinary course of business and, in the case of this clause (c), so long as such action is not likely to have a Material Adverse Effect or a material adverse effect on Lender’s rights hereunder.

6.03 Debt. Borrower shall not create or incur or allow to be created, incurred or exist, or permit any of its subsidiaries to create or incur or allow to be created, incurred or exist, any Debt, except each of the following forms of Debt, individually and not in the aggregate:

(a)  accounts payable incurred or created in the ordinary course of Borrower’s business;

(b)  Debt incurred or created in the ordinary course of Borrower’s business and which does not exceed $5,000,000 in the aggregate (which shall not include any Debt described in clauses (c) and (d));

(c) Debt incurred or created solely for the purpose of financing the acquisition of property (other than real property), leasehold improvements and equipment for use in Borrower’s business and which does not exceed $15,000,000 in the aggregate;

(d)  Debt which is junior and subordinate in right of payment to Borrower’s obligations to Lender under the Loan Documents (“Junior Debt”) so long as, prior to the creation of such Junior Debt, unless such Junior Debt is described in clauses (a) through (c) above, Lender has consented in writing to such Junior Debt (such consent not to be unreasonably withheld), and Lender and the holder of such Junior Debt have entered into a subordination agreement in form and substance reasonably satisfactory to Lender providing for the subordination of the Junior Debt to the obligations of Borrower under the Loan Documents; and

(e) Debt existing on the Restatement Date and set forth on Schedule 6.03(e) attached hereto. For the avoidance of doubt, Schedule 6.03(e) includes a true and complete list and description of all Debt of Borrower existing on the Restatement Date, regardless of whether any such Debt is permitted by clauses (a) through (d) above.

6.04 Liens, Etc. Borrower shall not create or incur or allow to be created, incurred or exist, or permit any of its subsidiaries to create or incur or allow to be created, incurred or exist, any Lien upon or with respect to any of Borrower’s or its subsidiaries’ assets or properties, except each of the following (collectively, “Permitted Liens”):

(a)  Liens for taxes, assessments or other governmental charges in the ordinary course of business and for which no interest, late charge or penalty is attaching or which are being contested in good faith by appropriate proceedings;

(b)  Liens, not delinquent, created by statute in connection with worker’s compensation, unemployment insurance, social security and similar statutory obligations;

(c)  Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not due and payable or which are being contested in good faith; provided that Borrower has set aside reserves reasonable under the circumstances for any such liens being contested in good faith;

(d) Purchase money Liens upon property and equipment of Borrower acquired for use in Borrower’s business, securing the purchase price thereof or securing Debt incurred solely for the purpose of financing the acquisition thereof, and all of which Liens in the aggregate do not secure Debt in excess of $15,000,000 at any time outstanding;

(e)  Liens securing capital lease obligations under which the lessor’s recourse is limited to the leased property;

(f) Liens securing indebtedness which is junior and subordinate in right of payment to Borrower’s obligations to Lender under the Loan Documents (“Junior Liens”) so long as, prior to the creation of such Junior Liens, unless such Junior Liens are described in clauses (a) through (e) above, Lender has consented in writing to such Junior Liens (such consent not to be unreasonably withheld), and Lender and the holder of such Junior Liens have entered into a subordination agreement in form and substance reasonably satisfactory to Lender providing for the subordination of the indebtedness secured by the Junior Liens to the obligations of Borrower under the Loan Documents;

(g)  any rights reserved to or vested in any municipality or public authority to control or regulate the use of the real property used and occupied by Borrower in any manner; easements, rights-of-way, servitudes, restrictions and other defects, encumbrances and irregularities in title to the real property used and occupied by Borrower which could not, individually or in the aggregate, materially and adversely affect the condition or operation of such real property; rights of landlords under real property leases; so long as, in any case under this clause (g), any lienholder’s recourse is limited to the related real property;

(h) statutory purchase-money Liens, including without limitation under Article 2 of the Uniform Commercial Code securing obligations related to the acquisition of goods and services incurred in good faith in the ordinary course of business that are not due and payable or which are being contested in good faith; provided that Borrower has set aside reserves reasonable under the circumstances for any such liens being contested in good faith; and

(i) Liens, other than Liens existing under clauses (a) through (c) and (g) and (h) above, existing on the Restatement Date and set forth on Schedule 6.04(i) attached hereto; provided, however, that no such Liens may be modified, extended, or otherwise amended in any way that adversely affects, including by reason of delay, the perfection or priority of Borrower’s security interest in the Collateral unless Lender has consented to such amendment in writing. For the avoidance of doubt, Schedule 6.04(i) includes a true and complete list and description of all Liens of Borrower existing on the Restatement Date, other than Liens existing under clauses (a) through (c) and (g) and (h) above, regardless of whether any such Lien is permitted by clauses (d) through (f) above.

6.05 Corporate Existence; Business. Borrower will (i) maintain and preserve in full force and effect its corporate existence, and (ii) continue to engage in the business in which it is engaged on the Restatement Date.

6.06 Exchange Act Registration. Borrower will cause the Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any documents to terminate or suspend such registration or terminate or suspend its reporting or filing obligations under the Exchange Act.

6.07 SEC and Other Information.

(a) Upon written request, Borrower will provide to Lender, within three (3) Business Days of receipt of such written request, a copy of any publicly available forms, reports or other documents filed by Borrower with the SEC if such documents are not available on the Internet free of charge. If for any reason at any time Borrower is not required to file annual, quarterly and other periodic reports with the SEC pursuant to the terms of the Exchange Act, then Borrower shall make available at no charge to Lender financial statements no later than the time they would be filed with the SEC if Borrower was required to file such annual, quarterly and other periodic reports. Any audited consolidated financial statements and unaudited interim financial statements prepared pursuant to the preceding sentence shall be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) during the periods involved, and shall fairly present in all material respects the financial position of Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments).

(b)  Borrower will permit officers and designated representatives of Lender, at reasonable times and intervals during normal business hours, and upon reasonable prior notice, to visit and inspect, under guidance of officers of Borrower and in accordance with Borrower’s quality and standard operating procedures, any of the properties of Borrower, and to examine the Collateral and the books of record and account of Borrower and discuss the affairs, finances and accounts of Borrower with, and be advised as to the same by, Borrower’s officers; provided, that (i) so long as Lender shall not have any reasonable basis for insecurity with respect to Borrower, the Loan or the Collateral, such visitations and inspections shall not occur more than twice in any fiscal year of Borrower, and (ii) Lender shall, in accordance with the Confidentiality and Non-Disclosure Agreement, dated July 11, 2006, between Lender and Borrower (the “Confidentiality Agreement”), cause its Affiliates and representatives to, treat all nonpublic information made available to it in strict confidence and disclose such information only on a need-to-know basis to Affiliates, subcontractors and employees who are under a written obligation to maintain the confidentiality of the information. Lender shall be responsible for any disclosure of such information by its Affiliates, subcontractors and employees.

6.08 Notice of Certain Events. Promptly, and in any event within five (5) Business Days after an executive officer of Borrower obtains knowledge thereof, Borrower will notify Lender of (a) the occurrence of an Event of Default, (b) any litigation, governmental proceeding or investigation or other event that is likely to materially and adversely affect the financial condition, properties, business, or results of operations of Borrower, or (c) any Change of Control.

6.09 Compliance with Certain Agreements. Borrower shall perform and fulfill all of its obligations under the Sublicense as necessary to maintain Borrower’s rights in such agreement in full force and effect in all material respects. Borrower shall provide written notice to Lender within five (5) Business Days of Borrower’s receipt of any notice from any other parties to the Sublicense proposing or threatening to terminate any such agreement.

6.10 Insurance. Borrower shall maintain in full force and effect insurance with sound and reputable insurance companies of the types and in the amounts that Borrower reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by Borrower against all risks customarily insured against by similarly situated companies.

ARTICLE VII
EVENTS OF DEFAULT

7.01 Events of Default. The occurrence of each of the following events shall be considered an event of default (each an “Event of Default”):

(a) Borrower shall fail to pay all principal and interest due under this Agreement on or before the Maturity Date;

(b) Any representation or warranty made by Borrower under this Agreement or any other Transaction Document shall prove to have been incorrect or untrue when made or deemed made and such incorrect or untrue representation or warranty has a Material Adverse Effect;

(c) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement required to be performed or observed by Borrower (other than Section 6.02, 6.03 or 6.04) and such failure to perform or observe such term, covenant or agreement has a Material Adverse Effect and is not cured within thirty (30) days after receipt of notice thereof by Borrower;

(d) Borrower shall fail to perform or observe the provisions of Section 6.02, 6.03 or 6.04, except, in the case of Section 6.04, if an Event of Default is based on a tax lien, judgment lien or materialman’s lien, such lien shall continue without discharge or stay for a period of sixty (60) days;

(e) One or more judgments, decrees or orders for the payment of money shall be entered against Borrower or any of its subsidiaries involving in the aggregate a liability of $300,000 or more in excess of any applicable insurance proceeds (or, in the case of shareholder class actions, $600,000 or more), and any such judgment, decree or order shall continue without discharge or stay for a period of sixty (60) days;

(f) Borrower shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing or effecting any of the foregoing;

(g) A case or other proceeding shall be commenced against Borrower or any of its subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Borrower or any of its subsidiaries or for all or any substantial part of their respective assets, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered;

(h) A Change of Control shall occur; provided, however, that a Change of Control, as defined in clauses (ii) and (iii) of the definition of Change of Control, shall not be an Event of Default if Lender shall have consented to such Change of Control in writing (such consent not to be unreasonably withheld and taking into account, without limitation, the business strategy and adequacy of collateral for the Loan following such Change of Control);

(i) Borrower or any of its subsidiaries shall default in the performance or observance of any agreement or instrument relating to any Debt, or any other event shall occur or condition exist, and the effect of such default, event or condition is to cause or permit the holder of any such Debt to cause any such Debt to become due prior to its stated maturity;

(j) Borrower shall fail to perform or observe any term, covenant or agreement under the Security Agreement in any material respect, or the Security Agreement or any material provision thereof shall cease to be in full force and effect;

(k) There shall have been a Material Adverse Change (other than with respect to matters relating to general economic conditions on Borrower’s industry as a whole) which, taken as a whole, materially adversely affects Borrower’s ability to satisfy its obligations under the Loan Documents; provided, however, that in no event shall a Material Adverse Change be deemed to have occurred by virtue of the incurrence by Borrower or its Affiliates of any debt or other obligations permitted by this Agreement;

(l) the Common Stock shall not be listed or quoted on an Eligible Market;

(m) The Sublicense shall have been terminated or expired, or cease to be in full force and effect for the benefit of Borrower;

(n) Borrower shall withdraw, terminate, or abandon the NDA to market the Product for the indication prevention of respiratory distress syndrome in premature infants (RDS);

(o) The Product Launch Date for the indication prevention of RDS shall not have occurred within one hundred eighty (180) days after the related FDA Approval Date;

(p) Following the Product Launch Date, Borrower shall withdraw the Product for the indication prevention of RDS from the market; or

(q) Borrower shall receive a Not Approvable Letter.

7.02 Effect of Event of Default. If any Event of Default shall occur and be continuing, then Lender (i) may, by notice to Borrower, declare the Loan to be terminated, whereupon the same shall forthwith terminate, (ii) may, by notice to Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (iii) exercise any rights or remedies under the Security Agreement; provided, however, that if an Event of Default specified in Section 7.01(f) or (g) shall occur, (A) the Loan shall automatically be terminated and (B) the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

ARTICLE VIII
MISCELLANEOUS

8.01 Amendments. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.02 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if (i) mailed by first class certified or registered mail, postage prepaid, (ii) sent by nationally recognized overnight courier for next Business Day delivery, (iii) personally delivered, or (iv) made by telecopy or facsimile transmission with confirmed receipt.

If to Borrower:	Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, PA 18976
Attn: Chief Executive Officer and General Counsel
Facsimile: (215) 488-9301

with a copy to:	Dickstein Shapiro LLP
1177 Avenue of the Americas
New York, NY 10036-2714
Attn: Ira L. Kotel
Facsimile: (212) 277-6501

If to Lender:	PharmaBio Development Inc. d/b/a NovaQuest
4709 Creekstone Drive
Riverbirch Bldg., Suite 200
Durham, NC 27703
Attn: President
Facsimile: (919) 998-2090

with a copy to:	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, NC 27601
Attn: Christopher B. Capel
Facsimile: (919) 821-6800

8.03 No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.04 Attorneys’ Fees. In the event that any dispute among the parties to the Loan Documents should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to the Loan Documents, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expense of appeals.

8.05 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, provided that (a) Borrower shall not assign or transfer any or all of its rights or obligations under any of the Loan Documents, and (b) so long as no Event of Default shall have occurred, Lender shall not assign or transfer any or all of its rights or obligations under the Loan Documents, provided, however, that the foregoing shall not limit Lender’s right to assign or transfer the right to receive money or proceeds under the Loan Documents or any comparable arrangement so long as Lender remains the party to the Loan Documents and provided that Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under the Loan Documents. Lender shall not assign or transfer any or all of its rights or obligations under the Warrant or the Warrant Shares knowingly, after reasonable investigation and inquiry, to any person or entity which actively sells, distributes, markets, develops, or produces a pharmaceutical product or device which directly competes with the Product. Notwithstanding the foregoing, Lender may assign any or all of its rights or obligations under any of the Loan Documents to an Affiliate of Lender, provided, that any such Affiliate shall agree in writing to be subject to the foregoing limitations. Any assignment or attempted assignment in violation of this Section 8.05 shall be null and void.

8.06 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.07  Entire Agreement. This Agreement, the other Transaction Documents and the Confidentiality Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter thereof and supersede all prior oral or written agreements and understandings relating to the subject matter thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Transaction Documents. If any provision contained in this Agreement shall be deemed to conflict with any provision of any of the other Transaction Documents, then the provision contained in this Agreement shall be controlling.

8.08 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of the Transaction Documents.

8.09 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile transmission and any execution by such means shall be deemed an original.

8.10 Publicity. Except as otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, each party shall, and shall cause its respective Affiliates to, not, issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other parties’ prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).

8.11 Termination by Borrower. At such time that the Loan and accrued interest have irrevocably been paid in full and Borrower has satisfied all of its obligations under the Loan Documents, Lender shall, at the request and expense of Borrower, promptly, and in no event later than ten (10) Business Days thereafter, make, execute, endorse, acknowledge, file and/or deliver to Borrower any and all agreements, certificates, instruments or other documents, and take all other action, as reasonably requested by Borrower to terminate this Agreement.

8.12 Disclaimer. Neither Lender nor Borrower, nor any of such party’s Affiliates, directors, officers, employees, subcontractors or agents shall have, under any legal theory (including, but not limited to, contract, negligence and tort liability), any liability to any other party hereto for any loss of opportunity or goodwill, or any type of special, incidental, indirect or consequential damage or loss, in connection with or arising out of this Agreement.

8.13 Governing Law. This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements executed and performed entirely in the State of Delaware, without regard to conflicts of law rules.

8.14 Internal Review. In the event that a dispute, difference, claim, action, demand, request, investigation, controversy, threat, discovery request or request for testimony or information or other question arises pertaining to any matters which arise under, out of, in connection with, or in relation to this Agreement (a “Dispute”) and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the Chief Executive Officers of Borrower and Lender. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use their good faith efforts to meet at least two times in person and to resolve the Dispute within ten (10) days after such referral.

8.15 Arbitration.

(a)  If the parties are unable to resolve any Dispute under Section 8.14, then either party may require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked “Arbitration Demand”. Thereupon such Dispute shall be arbitrated in accordance with the terms and conditions of this Section 8.15. Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

(b)  The arbitration panel will be composed of three arbitrators, one of whom will be chosen by Borrower, one by Lender, and the third by the two so chosen. If both or either of Borrower or Lender fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall have reasonable experience in the matter under dispute. The decision of the arbitrators shall be final and binding on the parties, and specific performance giving effect to the decision of the arbitrators may be ordered by any court of competent jurisdiction.

(c)  Nothing contained herein shall operate to prevent either party from asserting counterclaim(s) in any arbitration commenced in accordance with this agreement, and any such party need not comply with the procedural provisions of this Section 8.15 in order to assert such counterclaim(s).

(d)  The arbitration shall be filed with the office of the American Arbitration Association (“AAA”) located in Wilmington, Delaware or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of AAA as in effect at the time of the arbitration hearing, such arbitration to be completed in a sixty (60) day period. In addition, the following rules and procedures shall apply to the arbitration:

(i)  The arbitrators shall have the sole authority to decide whether or not any Dispute between the parties is arbitrable and whether the party presenting the issues to be arbitrated has satisfied the conditions precedent to such party’s right to commence arbitration as required by this Section 8.15.

(ii)  The decision of the arbitrators, which shall be in writing and state the findings the facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties, who shall forthwith comply after receipt thereof. Judgment upon the award rendered by the arbitrator may be entered by any competent court. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the arbitrators hereunder.

(iii)  The arbitrators shall have the power to grant all legal and equitable remedies (including, without limitation, specific performance) and award compensatory damages provided by applicable law, but shall not have the power or authority to award punitive damages. No party shall seek punitive damages in relation to any matter under, arising out of, or in connection with or relating to this Agreement in any other forum.

(iv)  The parties shall bear their own costs in preparing for and participating in the resolution of any Dispute pursuant to this Section 8.15, and the costs of the arbitrator(s) shall be equally divided between the parties; provided, however, that each party shall bear the costs incurred in connection with any Dispute brought by such party that the arbitrators determine to have been brought in bad faith.

(e) Except as provided in the last sentence of Section 8.15(a), the provisions of this Section 8.15 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any Dispute arising with regard to this Agreement. Any party commencing a lawsuit in violation of this Section 8.15 shall pay the costs of the other party, including, without limitation, reasonable attorney’s fees and defense costs.

[Rest of page intentionally left blank; signatures on following page]

[Signature page to Second Amended and Restated Loan Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers, as of the date first above written.

BORROWER:

DISCOVERY LABORATORIES, INC.

By: /s/ John G. Cooper
Name: John G. Cooper
Title: Executive Vice President and Chief Financial Officer

LENDER:

PHARMABIO DEVELOPMENT INC.
d/b/a NOVAQUEST

By: /s/ Tom Perkins
Name: Tom Perkins
Title: Senior Vice President, Corporate Development

EXHIBIT A
DEFINITIONS

“Affiliate” shall mean, as to any person or entity, any corporation or business entity controlled by, controlling or under common control with such party or entity. For this purpose, “control” shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity.

“ATI” shall have the meaning set forth in Section 4.01.

“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday on which banks in North Carolina and New York are open for the conduct of their banking business.

“Change of Control” shall mean the occurrence of any of the following events: (i) the acquisition, whether directly or indirectly, by any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, of fifty percent (50%) or more of the Common Stock; (ii) Borrower shall merge or consolidate (or engage in any other share exchange, acquisition or business combination transaction) with or into another corporation or other entity, with the effect that the persons who were the shareholders of Borrower immediately prior to the effective time of such transaction hold less than fifty-one percent (51%) of the combined voting power of the outstanding equity securities of the surviving, continuing or acquiring entity in such transaction; (iii) Borrower shall sell, convey, transfer, lease, license, assign or otherwise transfer or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets or properties (whether now owned or hereafter acquired) to any person or entity, or permit any of its subsidiaries to do so; or (iv) at any time during any calendar year, fifty percent (50%) or more of the members of the full Board of Directors of Borrower shall have resigned or been removed or replaced. The determination of “combined voting power” shall be based on the aggregate number of votes that are attributable to outstanding securities entitled to vote in the election of directors, general partners, managers or persons performing analogous functions to directors of the entity in question, without regard to contractual arrangements or rights accruing in special circumstances.

“Collateral” shall have the meaning set forth in the Security Agreement.

“Common Stock” shall mean the common stock, par value $0.001 per share, of Borrower.

“Debt” shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above; provided, however, Debt shall not include any Debt of Borrower under this Agreement.

1

“Eligible Market” means any national securities exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

“Event of Default” shall have the meaning set forth in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FDA” shall mean the United States Food and Drug Administration or its successor.

“FDA Approval Date” shall mean the first date on which the FDA approves an application to market the Product.

“FFDCA” shall mean the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and all regulations promulgated thereunder.

“Intellectual Property” shall have the meaning set forth in the Security Agreement.

“Liens” shall mean any lien, security interest, mortgage, pledge, encumbrance, charge or claim.

“Loan” shall have the meaning set forth in Section 2.01(a).

“Loan Documents” shall have the meaning set forth in Section 3.01(d).

“Material Adverse Change” shall have the meaning set forth in Section 4.07.

“Material Adverse Effect” shall have the meaning set forth in Section 4.01.

“Maturity Date” shall have the meaning set forth in Section 2.04(a).

“NDA” shall mean a “new drug application” as such term is used under the FFDCA.

“Not Approvable Letter” shall mean a letter from the FDA pursuant to 21 CFR 314.120 with respect to the NDA for the Product that has been filed with the FDA prior to the date hereof, for the indication prevention of respiratory distress syndrome in premature infants (RDS).

 “Note” shall have the meaning set forth in Section 2.04.

“Permitted Lien” shall have the meaning set forth in Section 6.04.

“Prime Rate” shall mean the rate which Wachovia Bank, N.A. (or its successor) announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.

“Product” shall mean the product currently known as Surfaxin, as such name may change from time to time, for any and all formulations and delivery mechanisms, and for any and all indications.

2

“Product Launch Date” shall mean the first date on which the Product is shipped in the United States for commercial sale.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Reports” shall mean Borrower’s most recently filed Annual Report on Form 10-K and the Proxy Statement filed in connection with Borrower’s most recent annual meeting of stockholders and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by Borrower after January 1, 2006.

“Securities” shall have the meaning set forth in Section 4.02.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall have the meaning set forth in Section 3.01(b).

“Sublicense” shall have the meaning set forth in Section 4.06(b).

“Transaction Documents” shall have the meaning set forth in Section 3.01(d).

“Warrant” shall have the meaning set forth in Section 3.01(c).

“Warrant Shares” shall mean the shares issuable by Borrower upon the exercise of the Warrant.

3

EXHIBIT B
FORM OF NOTE

Schedules